UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1 to Form 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 4, 2011
Ormat Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)
(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURES

INFORMATION TO BE INCLUDED IN THE REPORT
Explanatory Note
Ormat Technologies, Inc. (the “Company”) hereby amends its Current Report on Form 8-K filed on May 5, 2011 in this Current Report on Form 8-K/A pursuant to Item 5.07(d) of Form 8-K. As described below, the Company’s shareholders adopted the recommendation of the Company’s Board of Directors (the “Board”) with respect to the frequency of future shareholder non-binding advisory votes on the compensation of the Company’s named executive officers.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Board recommended in the Company’s Proxy Statement on Schedule 14A dated March 23, 2011 that a shareholder advisory vote on the compensation of the Company’s named executive officers should be held once every three years in light of the Company’s long-term approach to executive compensation. As previously reported in the Company’s Current Report on Form 8-K filed on May 5, 2011, the Company’s shareholders’ approved the Board’s recommendation with respect to the frequency of future shareholder advisory votes on named executive officer compensation. In light of the shareholders’ approval of the Board’s recommendation, the Company has decided to implement a shareholder advisory vote on the compensation of its named executive officers once every three years.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.
By:	/s/ Yehudit Bronicki
	Name:	Yehudit Bronicki
	Title:	Chief Executive Officer

Date: November 14, 2011

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